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                                                               Exhibit 10.16(ii)

                             FIRST AMENDMENT TO THE
                                     ANTHEM
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Pursuant to rights reserved under Article V of the Anthem Supplemental Executive Retirement Plan (the "Plan"), Anthem Insurance Companies, Inc. (the "Company") hereby amends the Plan as follows:

1. Effective April 1, 2000, a new Section 3.02(i) is hereby added to the Plan as follows:

      "(i) Effect of Recommencement of Employment. Should the Participant
           ---------------------------------------
      recommence employment with the Company on a full-time basis, payment of benefits under the Plan shall be suspended."

2. Effective January 1, 2000, Appendix A is restated in its entirety in the form attached to this First Amendment.

      IN WITNESS WHEREOF, this First Amendment to the Plan has been executed this 30 day of March, 2000.

                                        ANTHEM INSURANCE COMPANIES, INC.

                                         /s/ Larry C. Glasscock
                                        --------------------------------------
                                                   Larry C. Glasscock
                                          President & Chief Executive Officer
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                                   APPENDIX A

                             PARTICIPATING EMPLOYERS
                              As Of January 1, 2000

AdminaStar Federal, Inc.
AdminaStar, Inc.
Anthem Alliance Health Insurance Company
Anthem Benefit Administrators, Inc.
Anthem Health & Life Insurance Company of New York
Anthem Health Plans, Inc.
Anthem Health Plans of Kentucky, Inc.
Anthem Insurance Companies, Inc.
Anthem Life Insurance Company of Indiana
Anthem Prescription Management, Inc.
Community Insurance Company
Davis & Associates, Inc.
The Anthem Companies, Inc.
Wright Health Associates, Inc.